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Exhibit 10.43

HUNTSMAN CORPORATION
STOCK INCENTIVE PLAN

Stock Unit Agreement for Outside Directors

Grantee:
Date of Grant:
SUA Grant Number:
Number of Stock Units Granted:

        1.    Notice of Grant.    You are hereby granted pursuant to the Huntsman Corporation Stock Incentive Plan (as amended and restated) (the "Plan") the above number of Stock Units of Huntsman Corporation (the "Company"), subject to the terms and conditions of the Plan and this Agreement. A Stock Unit shall constitute an agreement by the Company to issue or transfer a share of the Company's Common Stock to the Participant in accordance with the Plan and this Agreement.

        2.    DERs.    While a Stock Unit remains "outstanding" pursuant to this Agreement, an amount equivalent to the distributions made on a share of Common Stock during such period ("DERs") shall be held by the Company without interest until the Stock Unit becomes payable or is forfeited and then paid to you (in cash or in Shares) or forfeited, as the case may be.

        3.    Issuance of Shares.    Upon your termination of employment with the Company for any reason, subject to Paragraph 5 below, the Company shall cause shares of Common Stock to be issued in your name without legend restrictions (except for any legend required pursuant to applicable securities laws or any other agreement to which you are a party) in cancellation of your Stock Units. The shares shall be issued as soon as administratively feasible following your termination of employment with the Company, but not later than 30 days thereafter. For purposes of this Agreement, "employment with the Company" shall include being an employee or a director of, or a consultant to, the Company or an Affiliate.

        4.    Nontransferability of Stock Units.    You may not sell, transfer, pledge, exchange, hypothecate or dispose of Stock Units or DERs in any manner. A breach of these terms of this Agreement shall cause a forfeiture of the Stock Units or DERs.

        5.    Withholding of Tax.    To the extent that the receipt of Stock Units or DERs or the issuance of shares of Common Stock with respect to Stock Units (or payment of DERs) results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law, the Company or the Subsidiary shall withhold (or "net") such number of Shares otherwise payable to you as the Company or the Subsidiary requires to meet its tax withholding obligations under applicable laws. No issuance of an unrestricted share shall be made pursuant to this Agreement until the applicable tax withholding requirements of the Company or the Subsidiary with respect to such event have been satisfied in full.

        6.    Entire Agreement; Governing Law.    The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified materially adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Delaware.

        7.    Amendment.    Except as provided below, this Agreement may not be modified in any respect by any oral statement, representation or agreement by any employee, officer, or representative of the

Company or by any written agreement which materially adversely affects your rights hereunder unless signed by you and by an officer of the Company who is expressly authorized by the Company to execute such document. This Agreement may, however, be amended as permitted by the terms of the Plan, as in effect on the date of this Agreement. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A of the Code, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.

        8.    General.    You agree that the Stock Units are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict, the terms of the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Unit Agreement.

HUNTSMAN CORPORATION

By:

Name:

Title:

GRANTEE

Signature

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  Exhibit 10.43
HUNTSMAN CORPORATION STOCK INCENTIVE PLAN Stock Unit Agreement for Outside Directors